Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, constituting a part of the Company’s Registration Statements on Form S-8 Registration Statement File No. 333-33342, of our report dated October 8, 2004, relating to the consolidated financial statements and schedule of Voxware, Inc., appearing in this Annual Report on Form 10-K for the year ended June 30, 2004.

/s/ BDO SEIDMAN, LLP

Philadelphia, Pennsylvania

October 12, 2004